SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13
or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2002

Triple-S Management Corporation

(Exact name of registrant as specified in this charter)

Puerto Rico	000-49762	66-0555678

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico	00920

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 749-4949

SIGNATURES

ITEM 5. OTHER EVENTS

     As previously disclosed, in a letter dated March 14, 2002 to Triple-S, Inc. (“TSI”), the Commissioner of Insurance of Puerto Rico stated that the ratification of the corporate reorganization was not required and that the Commissioner’s order of October 6, 1999 relating to the reorganization had been complied with. Thereafter, two stockholders of Triple-S Management Corporation filed a petition for review of the Commissioner’s determination before the Puerto Rico Circuit Court of Appeals, which petition was opposed by TSI and by the Commissioner of Insurance.

     Pursuant to that review, on September 24, 2002, the Puerto Rico Circuit Court of Appeals issued an order requiring the Commissioner of Insurance to order that a meeting of shareholders to ratify TSI’s corporate reorganization and the change of name of TSI from “Seguros de Servicios de Salud de Puerto Rico, Inc.” to “Triple-S, Inc.” be held. The Circuit Court of Appeals based its decision on administrative and procedural issues directed at the Commissioner of Insurance. TSI is a party to this litigation and may request the reconsideration of the decision to the Circuit Court of Appeals, file a writ of certiorari before the Puerto Rico Supreme Court to review the Circuit Court’s decision or comply with the order the Commissioner of Insurance has been requested to issue in accordance with the Circuit Court’s order. TSI is currently assessing the Court’s judgment in order to determine the course of action it will follow.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

	By:	/s/ Ramón Ruiz-Comas Ramón Ruiz Comas President & CEO

Date: October 2, 2002

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